Exhibit 10.47

AMENDMENT NO. 1 TO THE HERCEPTIN LICENSE AGREEMENT

This Amendment No. 1 To The Herceptin License Agreement (“Amendment”) is entered into as of December 18, 2003 by and between Genentech, Inc. (“GNE”), a Delaware corporation having offices at 1 DNA Way, South San Francisco, California 94080 and Protein Design Labs, Inc. (“PDL”), a Delaware corporation having offices at 34801 Campus Drive, Fremont, California 94555  (collectively, the “Parties”) and amends that certain PDL License Agreement dated November 3, 1998 (the “Herceptin License Agreement”).  Except as expressly provided herein, capitalized terms shall have the meanings set forth in the Herceptin License Agreement.

RECITALS

WHEREAS, GNE and PDL are Parties to the Herceptin License Agreement; and

WHEREAS, GNE and PDL are Parties to the Patent Licensing Master Agreement dated September 25, 1998, as amended by Amendment No. 1 To The Patent Licensing Master Agreement dated September 18, 2003 and Amendment No. 2 To The Patent Licensing Master Agreement of even date herewith (collectively the “PLMA”); and

WHEREAS, in connection with the Parties’ execution of a settlement agreement of even date herewith (the “Settlement Agreement”), GNE and PDL desire to amend the Herceptin License Agreement to conform to the provisions of the Settlement Agreement.

NOW THEREFORE, the Parties agree as follows:

1.             GNE and PDL agree that the effective date of this Amendment will be the Effective Date of the Settlement Agreement.

2.             The Herceptin License Agreement is amended as follows:

Section 3.04 is amended and supplemented as follows:

3.04                 In further consideration of the rights and licenses granted under Article 2, GNE shall pay to PDL royalties on Net Sales of all GNE Licensed Products sold by GNE or its Affiliates or sublicensees or Roche in each country in the Territory as set forth in Section 4.1 of the PLMA.

3.             No Other Conflicting Changes; Conflicting Provisions:

On and after the Effective Date, each reference in the Herceptin License Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Herceptin License Agreement, shall mean and be a reference to the Herceptin License Agreement as amended hereby.  Except as specifically amended above, the

Herceptin License Agreement is and shall continue to be in full force and effect.  In the event of any conflict, with respect to the subject matter herein, between the terms of this Amendment, the PLMA, the Herceptin License Agreement and the Settlement Agreement, the terms of the Settlement Agreement shall govern.  In the event of any conflict, with respect to the subject matter herein, between this Amendment, the PLMA and the Herceptin License Agreement, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, the Parties have executed this Amendment through their duly authorized representatives as of the date first set forth above.

Protein Design Labs, Inc.		Genentech, Inc.

By	/s/ Douglas O. Ebersole	By	/s/ Stephen Juelsgaard

Title	SVP, Legal & Corporate Development	Title	EVP & General Counsel